Exhibit 10.7

EXECUTION COPY

SECOND AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT

AGREEMENT

SECOND AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT, dated as of December 10, 2008 (this “Amendment”), between ARCOS DORADOS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (together with its successors and assigns, the “Obligor”) and CREDIT SUISSE, acting through its CAYMAN ISLANDS BRANCH (together with its branches, agencies, successors and assigns, the “Bank”).

Recitals

A. WHEREAS, the Obligor and the Bank are parties to that certain Letter of Credit Reimbursement Agreement, dated as of August 3, 2007 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Letter of Credit Agreement”); and

B. WHEREAS, the Obligor and the Bank have agreed to amend certain provisions of the Letter of Credit Agreement in the manner, and subject to the terms and conditions, provided for herein;

NOW, THEREFORE, in consideration of the foregoing, the premises and the agreements, provisions and covenants contained in this Amendment and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. Capitalized terms used, but not defined herein, have the meanings assigned to such terms in the Letter of Credit Agreement.

Section 2. Amendments.

Section 2.1. Section 1 (Definitions). Section 1 of the Letter of Credit Agreement is hereby amended by deleting the definition of “Refinancing Hedging Agreements” in its entirety and replacing it with the following:

“Refinancing Hedging Agreements” means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices, other than the Initial Hedging Agreement.”

Section 2.2. Section 13 (Affirmative Covenants). Section 13 of the Letter of Credit Agreement is hereby amended as follows:

(a) Section 13(o)(i) of the Letter of Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(i) The Obligor shall not, and shall not permit any of its Subsidiaries to, enter into any Secured Hedging Agreement (other than the Hedging Agreements; provided, that (i) each Refinancing Hedging Agreement which is a Secured Hedging Agreement shall (x) be entered into prior to or on March 10, 2009 and (y) terminate on or prior to November 10, 2013 and (ii) the aggregate notional amount under the Refinancing Hedging Agreements which are Secured Hedging Agreements shall not exceed at any time $350,000,000) granting a security interest (irrespective of the priority thereof) on any asset or property that constitutes collateral for the obligations of the Obligor under any of the Related Documents.”

(b) Section 13(r) of the Letter of Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(r) Refinancing Hedging Agreements. The Obligor shall have delivered to the Bank a true, correct and complete copy of each Refinancing Hedging Agreement which is a Secured Hedging Agreement within 5 Business Days following the execution and delivery of each such Refinancing Hedging Agreement, duly authorized, executed and delivered by each party thereto.”

Section 3. Effectiveness. This Amendment shall become effective immediately upon the execution hereof (in one or more counterparts) by the Bank and the Obligor.

Section 4. Effect on the Letter of Credit Agreement. Except as expressly set forth herein, the Bank agrees to no amendment and grants no waiver or consent with respect to the Letter of Credit Agreement or any other Related Document, and the Letter of Credit Agreement and the other Related Documents remain in full force and effect and are hereby ratified and confirmed. The Bank’s agreeing to the amendments and waivers contained herein do not and shall not create (nor shall the Obligor rely upon the existence of or claim or assert that there exists) any obligation of the Bank to consider or to agree to any further amendments or waivers to any Related Document. In the event that the Bank subsequently agrees to consider any further amendment or waiver to any Related Document, neither the amendments and waivers contained herein nor any other conduct of the Bank shall be of any force or effect on the Bank’s consideration or decision with respect to any such amendment or waiver, and the Bank shall have no further obligation whatsoever to consider or to agree to any such amendment or waiver. The Bank expressly reserves the right to require strict compliance with the terms of the Letter of Credit Agreement as it has been amended by this Amendment in all respects. The amendments and waivers agreed to herein shall not constitute a course of dealing at variance with the Letter of Credit Agreement so as to require further notice by the Bank to require strict compliance with the terms of the Letter of Credit Agreement and the other Related Documents in the future. The parties hereto acknowledge and agree that this Amendment shall be deemed to be a Related Document.

Section 5. Rule of Construction. From and after the date hereof, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof” and words of similar import, as used in the Letter of Credit Agreement, shall, unless the context otherwise requires, refer to the Letter of Credit Agreement, as amended by this Amendment.

Section 6. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

Section 8. Jurisdiction; Venue; Waiver of Jury Trial.

Section 8.1. Each of the Obligor and the Bank submits to the nonexclusive jurisdiction of any state or federal court located in the Borough of Manhattan, City of New York, State of New York, for itself and its property and agrees that any such court shall be a proper forum for any action or suit with respect to this Amendment. Service of process in any legal action or proceeding arising out of or in connection with this Amendment may be made upon any party hereto by mailing a copy of the summons to such party either at the address set forth herein or at such parry’s last address appearing in the Bank’s records.

Section 8.2. EACH OF THE OBLIGOR AND THE BANK WAIVES (i) THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING IN WHICH THE BANK AND THE OBLIGOR ARE PARTIES (WHETHER OR NOT THE ONLY PARTIES) ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, AND (ii) THE RIGHT TO INTERPOSE ANY CLAIM, SETOFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

Section 9. Counterparts. This Amendment may be executed in several counterparts and by each party hereto on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

Section 10. Amendments; Waivers. None of the terms or provisions of this Amendment may be waived, amended, supplemented or otherwise modified, except by a written instrument executed by the Obligor and the Bank.

Section 11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 12. Notices. All notices under this Amendment shall be given in accordance with Section 17 of the Letter of Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ARCOS DORADOS B.V., as Obligor

By:	(illegible signature)
Name:
Title:

[Signature Page to Second Amendment to Letter of Credit Reimbursement Agreement]

CREDIT SUISSE, acting through its CAYMAN ISLANDS BRANCH

By:	/s/ Matias Einaudi
Name: Matias Einaudi
Title: Director

By:	/s/ Oscar F. Estupiñan
Name: Oscar F. Estupiñan
Title: Director

[Signature Page to Second Amendment to Letter of Credit Reimbursement Agreement]